                                                                     Exhibit 4.3

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                                    FORM OF

                                CREDIT AGREEMENT

                                      AMONG

                        ALLEGHENY TELEDYNE INCORPORATED,

                              TELEDYNE TECHNOLOGIES
                                  INCORPORATED

                                       AND

                             BANK OF AMERICA, N.A.,
                   AS ADMINISTRATIVE AGENT, SWING LINE LENDER
                                       AND
                                 ISSUING LENDER

                                       AND

                               THE OTHER FINANCIAL
                            INSTITUTIONS PARTY HERETO

                          DATED AS OF OCTOBER 29, 1999


                 MELLON BANK, N.A. AND THE CHASE MANHATTAN BANK,
                             AS SYNDICATION AGENTS,

                                       AND

                         BANC OF AMERICA SECURITIES LLC,
                                       AS
                       SOLE ARRANGER AND SOLE BOOK MANAGER


                             [Bank of America Logo]


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


                                TABLE OF CONTENTS

Section                                                                                                       Page
-------                                                                                                       ----
 SECTION 1.       DEFINITIONS AND ACCOUNTING TERMS................................................................1
         1.01     Defined Terms...................................................................................1
         1.02     Use of Certain Terms...........................................................................26
         1.03     Accounting Terms...............................................................................26
         1.04     Rounding.......................................................................................26
         1.05     Exhibits and Schedules.........................................................................27
         1.06     References to Agreements and Laws..............................................................27

 SECTION 2.       THE COMMITMENTS AND EXTENSIONS OF CREDIT.......................................................27
         2.01     Amount and Terms of Commitments................................................................27
         2.02     Borrowings, Conversions and Continuations of Loans.............................................27
         2.03     Letters of Credit..............................................................................28
         2.04     Swing Line.....................................................................................33
         2.05     Prepayments....................................................................................34
         2.06     Reduction or Termination of Commitments........................................................35
         2.07     Principal and Interest.........................................................................35
         2.08     Fees...........................................................................................35
         2.09     Computation of Interest and Fees...............................................................36
         2.10     Making Payments................................................................................37
         2.11     Funding Sources................................................................................38
         2.12     Release of ALT.................................................................................38

 SECTION 3.       TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................38
         3.01     Taxes..........................................................................................38
         3.02     Illegality.....................................................................................39
         3.03     Inability to Determine Rates...................................................................40
         3.04     Increased Cost and Reduced Return; Capital Adequacy............................................40
         3.05     Breakfunding Costs.............................................................................41
         3.06     Matters Applicable to all Requests for Compensation............................................41
         3.07     Survival.......................................................................................41

 SECTION 4.       CONDITIONS PRECEDENT...........................................................................41
         4.01     Conditions to Effectiveness of the Credit Agreement............................................41
         4.02     Conditions of Initial Extension of Credit to ALT...............................................44
         4.03     Conditions to Assumption of Obligations and Initial Extensions of Credit to TTI................46
         4.04     Conditions to all Extensions of Credit.........................................................48

 SECTION 5.       REPRESENTATIONS AND WARRANTIES.................................................................48
         5.01     Existence and Qualification; Power; Compliance with Laws.......................................49
         5.02     Power; Authorization; Enforceable Obligations..................................................49


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
         5.03     No Legal Bar...................................................................................49
         5.04     Financial Statements; No Material Adverse Effect...............................................50
         5.05     Litigation.....................................................................................50
         5.06     No Default.....................................................................................50
         5.07     Ownership of Property; Liens...................................................................51
         5.08     Taxes..........................................................................................51
         5.09     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................51
         5.10     ERISA Compliance...............................................................................51
         5.11     Intellectual Property..........................................................................52
         5.12     Compliance With Laws...........................................................................52
         5.13     Environmental Compliance.......................................................................52
         5.14     Insurance......................................................................................52
         5.15     Year 2000......................................................................................52
         5.16     Disclosure.....................................................................................53
         5.17     Solvency.......................................................................................53

 SECTION 6.       AFFIRMATIVE COVENANTS..........................................................................53
         6.01     Financial Statements...........................................................................53
         6.02     Certificates, Notices and Other Information....................................................54
         6.03     Payment of Taxes...............................................................................55
         6.04     Preservation of Existence......................................................................55
         6.05     Maintenance of Properties......................................................................55
         6.06     Maintenance of Insurance.......................................................................55
         6.07     Compliance With Laws...........................................................................56
         6.08     Inspection Rights..............................................................................56
         6.09     Keeping of Records and Books of Account........................................................56
         6.10     Compliance with ERISA..........................................................................56
         6.11     Compliance With Agreements.....................................................................56
         6.12     Use of Proceeds................................................................................56
         6.13     Additional Borrower Parties....................................................................57

 SECTION 7.       NEGATIVE COVENANTS.............................................................................57
         7.01     Indebtedness...................................................................................57
         7.02     Liens..........................................................................................58
         7.03     Fundamental Changes............................................................................59
         7.04     Dispositions...................................................................................60
         7.05     Investments....................................................................................60
         7.06     Restricted Payments............................................................................61
         7.07     ERISA..........................................................................................61
         7.08     Limitation on Nature of Business...............................................................61
         7.09     Transactions with Affiliates...................................................................61
         7.10     Hostile Acquisitions...........................................................................61
         7.11     Limitations on Upstreaming, etc................................................................61
         7.12     Financial Covenants............................................................................62


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
         7.13     Limitation on Amendments to Spinoff Documents..................................................62
         7.14     ALT Subordination Agreement....................................................................62

 SECTION 8.       EVENTS OF DEFAULT AND REMEDIES.................................................................62
         8.01     Events of Default..............................................................................62
         8.02     Remedies Upon Event of Default.................................................................65

 SECTION 9.       ADMINISTRATIVE AGENT...........................................................................66
         9.01     Appointment and Authorization of Administrative Agent..........................................66
         9.02     Delegation of Duties...........................................................................67
         9.03     Liability of Administrative Agent..............................................................67
         9.04     Reliance by Administrative Agent...............................................................68
         9.05     Notice of Default..............................................................................68
         9.06     Credit Decision; Disclosure of Information by Administrative Agent.............................69
         9.07     Indemnification of Administrative Agent........................................................69
         9.08     Administrative Agent in Individual Capacity....................................................70
         9.09     Successor Administrative Agent.................................................................70

 SECTION 10.      MISCELLANEOUS..................................................................................71
         10.01    Amendments; Consents...........................................................................71
         10.02    Release of Collateral..........................................................................72
         10.03    Transmission and Effectiveness of Notices and Signatures.......................................72
         10.04    Attorney Costs, Expenses and Taxes.............................................................73
         10.05    Binding Effect; Assignment.....................................................................74
         10.06    Set-off........................................................................................75
         10.07    Sharing of Payments............................................................................75
         10.08    No Waiver; Cumulative Remedies.................................................................76
         10.09    Usury..........................................................................................77
         10.10    Counterparts...................................................................................77
         10.11    Integration....................................................................................77
         10.12    Nature of Lenders' Obligations.................................................................77
         10.13    Survival of Representations and Warranties.....................................................77
         10.14    Indemnity by Borrower..........................................................................78
         10.15    Nonliability of Lenders........................................................................78
         10.16    No Third Parties Benefited.....................................................................79
         10.17    Severability...................................................................................79
         10.18    Confidentiality................................................................................79
         10.19    Further Assurances.............................................................................80
         10.20    Headings.......................................................................................80
         10.21    Time of the Essence............................................................................80
         10.22    Foreign Lenders and Participants...............................................................80
         10.23    Removal and/or Replacement of Lenders..........................................................81
         10.24    Governing Law..................................................................................82
         10.25    Waiver of Right to Trial by Jury; Other Waivers................................................82
         10.26    Entire Agreement...............................................................................83



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EXHIBITS

         FORM OF

         A        Request for Extension of Credit
         B        Compliance Certificate
         C        Note
         D        Notice of Assignment and Acceptance
         E-1      Opinions of Counsel on the Signing Date
         E-2      Opinions of Counsel on the ALT Closing Date
         E-3      Opinions of Counsel on the TTI Closing Date
         F        ALT Global Note
         G        Guaranty
         H        Pledge Agreement
         I        ALT Subordination Agreement
         J        Assumption Agreement

SCHEDULES

         1.01     Consolidated EBITDA
         2.01     Commitments and Pro Rata Shares
         7.01(b)  Existing Indebtedness of TTI and its Subsidiaries
         7.02(a)  Liens of TTI and its Subsidiaries
         7.05(a)  Investments by TTI and its Subsidiaries
         10.03    Eurodollar and Domestic Lending Offices, Addresses for Notices



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                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of October 29, 1999, by and among ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation ("ALT"), TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation ("TTI"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and Swing Line Lender. BANC OF AMERICA SECURITIES LLC has acted as sole arranger and sole book manager.

                                    RECITALS

         WHEREAS, ALT has incorporated TTI, a wholly-owned Subsidiary of ALT, for the purpose of effecting the transfer by ALT to TTI of certain assets and liabilities and operations of the Aerospace and Electronics segment of ALT (the "Line of Business Transfer") in accordance with the Spinoff Documents (as defined below).

         WHEREAS, following consummation of the Line of Business Transfer, ALT will make a distribution of all the capital stock of TTI to the stockholders of ALT (the "Spinoff") in accordance with the Spinoff Documents (as defined below).

         WHEREAS, ALT and TTI have requested that Lenders make credit facilities available to ALT and TTI for the purposes set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree intending to be legally bound as follows:

                                    AGREEMENT

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquired Indebtedness" means Indebtedness of any Person that becomes a Subsidiary of TTI or Indebtedness directly attributable to assets acquired by TTI or any of its Subsidiaries, in each case, after the TTI Closing Date pursuant to a Permitted Acquisition, if such Indebtedness was outstanding prior to the time such Person became a Subsidiary of TTI or such assets were so acquired and was not created in contemplation of or in connection with such Person becoming a Subsidiary of TTI or the acquisition of such assets and constitutes either (i) obligations under capital leases or (ii) purchase money or other Indebtedness incurred to finance the acquisition of fixed or capital assets and otherwise satisfying the requirements of Section 7.02(f).

         "Acquisition" means the acquisition, in one transaction or a series of transactions, by Borrower or any of its Subsidiaries of all or substantially all the stock, partnership or other equity



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interests or assets of any other Person or all or substantially all of the assets of any division or business of any other Person.

         "Acquisition Consideration" means the purchase consideration for any Permitted Acquisition and all other payments made and liabilities incurred by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements, consulting agreements, services agreements and non-competition agreements and other liabilities of every type and description.

         "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, and any successor administrative agent.

         "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.03, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

         "Administrative Agent-Related Persons" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "ALT" has the meaning set forth in the introductory paragraph hereto.

         "ALT Closing Date" means the date on which all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 4.02, which date shall be no later than November 24, 1999.

         "ALT Global Note" means the promissory note made by Borrower in favor of Administrative Agent for the account of Lenders, substantially in the form of Exhibit F.

         "ALT Subordination Agreement" means the ALT subordination agreement in the form of Exhibit I.



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          "Applicable Amount" means (a) prior to the consummation of a Qualified
Public Offering, (i) with respect to the Facility Fee, .35%, (ii) with respect to the Utilization Fee, 0.0%, (iii) with respect to the Base Rate, 0.75%, and
(iv) with respect to the Eurodollar Rate and Letters of Credit, 1.15%, and (b) from and after the consummation of a Qualified Public Offering, the following amounts per annum, based upon the Capitalization Ratio as set forth in the then most recent Compliance Certificate received by Administrative Agent pursuant to
Section 6.02(b) (provided, however, that, if this clause (b) is applicable, until Administrative Agent receives the first Compliance Certificate after the TTI Closing Date, such amounts shall be those indicated for pricing level I set forth below):

      PRICING            CAPITALIZATION         FACILITY      UTILIZATION          BASE            EURODOLLAR RATE/
       LEVEL                 RATIO                 FEE            FEE              RATE            LETTERS OF CREDIT
--------------------------------------------------------------------------------------------------------------------
         I            Greater than or
                      equal to 55%                 .35%           .25%              .50%                  .90%

         II           Greater than or
                      equal to 45%                 .30%           .25%             .375%                 .825%

        III           Greater than or
                      equal to 35%                 .25%           .25%             .125%                 .625%

         IV           Less than 35%                .20%          .125%                0%                  .55%


         The Applicable Amount shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received; provided, however, that if Borrower fails to timely deliver the next Compliance Certificate, the Applicable Amount from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Administrative Agent shall be the highest pricing level set forth above, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

         "Applicable Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of the relevant Interest Period and any date that such Loan is prepaid or converted in whole or in part and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, interest shall also be paid on the date which falls every three months after the beginning of such Interest Period, and (b) as to any other Obligations, the last Business Day of each calendar quarter and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time at any time upon written demand of Administrative Agent.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole arranger and sole book manager.

         "Assumption Agreement" means an assumption agreement in the form of Exhibit J.



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         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Audited ALT Financial Statements" means the audited consolidated balance sheet of ALT and its Subsidiaries for the fiscal year ended December 31, 1998, and the related consolidated statements of income and cash flows for such fiscal year of ALT.

         "Audited TTI Financial Statements" means, collectively, (i) the audited combined balance sheet of TTI for the fiscal years ended December 31, 1997 and December 31, 1998, and (ii) the combined statements of income, stockholders equity and cash flows for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

         "Borrower" means (i) on or prior to the TTI Closing Date and the assumption by TTI pursuant to the Assumption Agreement of ALT's Obligations (other than ALT's Obligations under the ALT Subordination Agreement), ALT, and
(ii) thereafter, TTI.

         "Borrower Party" means Borrower or any Person other than Lenders and any Affiliates of Lenders, Administrative Agent and Issuing Lender from time to time party to a Loan Document.

         "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Borrowing Date" means the date that a Loan is made, which shall be a Business Day.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located or the State of California and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.



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         "Capitalization Ratio" means, as of any date of determination, for
Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated Total Capitalization as of such date.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all property of the Borrower Parties, now owned or hereafter acquired, with respect to which a Lien is purported to be created by the Pledge Agreement.

         "Collateral Release Date" means the date on which each of the following shall have occurred: (i) TTI shall have consummated a Qualified Public Offering on or before the date that is 12 months after the ALT Closing Date, (ii) no Default or Event of Default shall have occurred and be continuing, (iii) Borrower shall have delivered to Administrative Agent a written request for the release of the Collateral and a certificate of the chief financial officer of Borrower certifying that the requirements of clauses (i) and (ii) of this definition have been satisfied.

         "Commitment" means, for each Lender, the obligation of such Lender to make Extensions of Credit in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on Schedule 2.01 at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "combined Commitments").

         "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer of Borrower.

         "Consolidated EBIT" means, for any period, for TTI and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income (excluding gains or losses from Dispositions of assets), (b) Consolidated Interest Charges, and (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income.

         "Consolidated EBITDA" means, for any period, for TTI and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income (excluding gains or losses from Dispositions of assets),
(b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income; provided that for purposes of calculating Consolidated EBITDA of TTI and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person or assets acquired by TTI and its Subsidiaries in a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such Permitted Acquisition occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries (or, in the case of a Permitted Acquisition of assets, a consolidated balance sheet reflecting such assets in a manner satisfactory to Administrative Agent) as at the end of the period preceding the acquisition of such Person or assets and the related consolidated statements of income and stockholders' equity and of cash


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flows for the period in respect of which Consolidated EBITDA is to be calculated either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been reasonably approved by Administrative Agent and (ii) the Consolidated EBITDA of any Person or assets Disposed of by TTI or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

         "Consolidated Interest Charges" means, for any period, for TTI and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, fees, charges and related expenses payable for such period by TTI and its Subsidiaries in connection with Indebtedness (including capitalized interest and other fees and charges incurred under any asset securitization program), in each case to the extent treated as interest in accordance with GAAP (including any such amounts payable in respect of Indebtedness of any Person acquired during such period and in respect of Indebtedness incurred in connection with such acquisition, in each case as if such Indebtedness was incurred on the first day of such period); provided that, for purposes of calculating the Interest Coverage Ratio and the Leverage Ratio only, "Consolidated Interest Charges" shall include, for any period, rent payable for such period by TTI and its Subsidiaries pursuant to any Synthetic Lease Obligations.

         "Consolidated Net Income" means, for any period, for TTI and its Subsidiaries on a consolidated basis, the net income of TTI and its Subsidiaries from continuing operations after extraordinary items for that period, determined in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date of determination, for TTI and its Subsidiaries on a consolidated basis, Stockholders' Equity of TTI and its Subsidiaries on that date, determined in accordance with GAAP.

         "Consolidated Total Assets" means, as of any date of determination, for TTI and its Subsidiaries on a consolidated basis, the value of all properties and all right, title and interest in such properties which would be classified as assets of TTI and its Subsidiaries, determined in accordance with GAAP.

         "Consolidated Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Total Indebtedness, and (ii) Consolidated Net Worth, in each case as of such date.

         "Consolidated Total Indebtedness" means, as of any date of determination, for TTI and its Subsidiaries on a consolidated basis, the sum of
(a) the outstanding principal amount of all obligations and liabilities of TTI and its Subsidiaries, whether current or long-term, for borrowed money (including Extensions of Credit hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of TTI and its Subsidiaries, (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than TTI or any of its Subsidiaries, (d) the outstanding principal amount of all obligations and liabilities, whether current or long-term,



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associated with any sale by TTI or any of its Subsidiaries of its accounts receivable, (e) Synthetic Lease Obligations of TTI and its Subsidiaries, (f) Indebtedness of TTI and its Subsidiaries in respect of Swap Contracts, in each case, determined in accordance with GAAP, (g) Joint Venture Indebtedness of TTI and its Subsidiaries, and (h) Indebtedness of the type described in clause (b) of the definition of Indebtedness.

         "Continuation" and "Continue" mean, with respect to any Eurodollar Rate Loan, the continuation of such Eurodollar Rate Loan as a Eurodollar Rate Loan on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum, to the fullest extent permitted by applicable Laws; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum.

         "Designated Deposit Account" means a deposit account reasonably acceptable to Administrative Agent, as from time to time designated by Borrower by written notification to Administrative Agent.

         "Disposition" means the sale, transfer, license (excluding any license on reasonable terms for fair value) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith, and the terms "Dispose" and "Disposed of" have correlative meanings.

         "Dollar" and "$" means lawful money of the United States of America.

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least

$100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; or (e) other lenders or institutional investors consented to in writing in advance by Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, Borrower. No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

         "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or the termination of a Pension Plan subject to Section 4064 of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                  Eurodollar Rate  =          Eurodollar Base Rate
                                      ------------------------------------
                                      1.00 - Eurodollar Reserve Percentage

         Where,

         "Eurodollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Eurodollar Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Loan" means a Loan bearing interest based on the Eurodollar Rate.

         "Event of Default" means any of the events specified in Section 8.

         "Existing ALT Credit Agreement" means that certain Credit Agreement, dated as of August 30, 1996, among ALT, the lenders from time to time parties thereto, Bank of America Illinois, The Chase Manhattan Bank, Mellon Bank, N.A. and PNC Bank, National Association, as managing agents, and PNC Bank, National Association, as documentation and administrative agent, as amended by First Amendment to Credit Agreement, dated as of August 31, 1997, Second Amendment to Credit Agreement, dated as of March 24, 1998, Third Amendment to Credit Agreement dated as of March 30, 1999, and Fourth Amendment to Credit Agreement and Waiver, dated as of August 6, 1999.

         "Extension of Credit" means (a) the Borrowing of Loans, (b) the Conversion or Continuation of any Loans, or (c) any Letter of Credit Action which has the effect of increasing the amount of any Letter of Credit, extending the maturity of any Letter of Credit or making any material modification to any Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

         "Foreign Subsidiary" means any "controlled foreign corporation" within the meaning of Section 957(a) of the Code as to which TTI or any of its Subsidiaries is a "United States shareholder" as defined in Section 951(b) of the Code; provided that a "controlled foreign corporation" that is treated as a pass through entity for United States federal income tax purposes shall not be a Foreign Subsidiary while so treated.

         "Form 10" means TTI's Form 10 Registration Statement, as filed with the Securities and Exchange Commission on September 13, 1999, including, without limitation, the information statement contained therein, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of, and to reflect, such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governing State" means the State of New York.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

         "Guaranty" means collectively, (i) the guaranty substantially in the form of Exhibit G, and (ii) any supplements thereto substantially in the form of Annex A to Exhibit G executed and delivered pursuant to Section 6.13.

         "Guarantor" means each Material Subsidiary of TTI (other than any Foreign Subsidiary) that is a party to the Guaranty.

         "Guaranty Obligation" means, as to any Person, any (a) guaranty by that Person of Indebtedness of, or other obligation payable by, any other Person or
(b) agreement, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Indebtedness" means, as to any Person at any time, all items which would, in conformity with GAAP, be classified as indebtedness on a balance sheet of such Person at such time, but in any event including:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments; provided that any obligations of such Person arising under a performance letter of credit or a surety bond shall constitute Indebtedness only to the extent of any monetary obligation thereunder;

                  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, any outstanding termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such type of Swap Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) lease payment obligations under capital leases or Synthetic Lease Obligations;

                  (f) all Guaranty Obligations of such Person in respect of any of the foregoing;

                  (g) obligations and liabilities associated with any sale by such Person of its accounts receivable;

                  (h) Joint Venture Indebtedness; and

                  (i) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms which are overdue for a period of more than 90 days (unless disputed by such Person in good faith).

          "Indemnified Liabilities" has the meaning set forth in Section 10.14.

         "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBIT for the period of the four prior fiscal quarters ending on such date (or, if the number of fiscal quarters of TTI ending after the Signing Date is less than four, such number of fiscal quarters) to (b) Consolidated Interest Charges during such period.

         "Interest Period" means, for each Eurodollar Rate Loan as requested by Borrower, (a) initially, the period commencing on the date such Eurodollar Rate Loan is disbursed, Continued as, or Converted into, a Eurodollar Rate Loan and
(b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three or six months thereafter; provided that:

         (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (iii) unless Administrative Agent otherwise consents, there may not be more than 10 Interest Periods in effect at any time.

         "Investment" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the Internal Revenue Service.

         "Issuing Lender" means Bank of America, or any successor issuing lender hereunder.

         "Joint Venture Indebtedness" means, as to any Person at any time, all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless and to the extent (i) such Indebtedness is expressly made non-recourse to such Person except for customary exceptions, (ii) such Person is otherwise protected (including, without limitation, pursuant to indemnification agreements) from liability for such Indebtedness in a manner reasonably satisfactory to Required Lenders, or (iii) under applicable Law, the holders of the ownership interests in such partnership or joint venture are not liable for such Indebtedness.

         "Laws" or "Law" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not having the force of law.

         "Lender" means each lender from time to time party hereto, Issuing Lender and Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.03, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

         "Letter of Credit" means any letter of credit issued or outstanding hereunder. A Letter of Credit may be a standby letter of credit only.

         "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit.

         "Letter of Credit Application" means an application for a Letter of Credit Action as shall at any time be in use by Issuing Lender.

         "Letter of Credit Cash Collateral Account" means a blocked deposit account at Bank of America with respect to which Borrower hereby grants a security interest in such account to Administrative Agent for and on behalf of Lenders as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

         "Letter of Credit Commitment" means an amount equal to the lesser of the combined Commitments and $25,000,000.

         "Letter of Credit Expiration Date" means the date which is 5 days prior to the Maturity Date.

         "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by Issuing Lender and not reimbursed to Issuing Lender by Borrower or converted into Loans.

         "Leverage Ratio" means, as of any date of determination, for TTI and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Total Indebtedness as of such date (in the case of periods prior to the consummation of the Spinoff, giving pro forma effect to the Line of Business Transfer and the Spinoff) to (b) Consolidated EBITDA for the period of the four fiscal quarters ending immediately prior to that date; provided, however, that for purposes of determining Consolidated EBITDA for any period of four fiscal quarters that includes the quarters ended December 31, 1998, March 31, 1999, June 30, 1999 or September 30, 1999, Consolidated EBITDA for such fiscal quarters shall be as set forth on Schedule 1.01 (which shall give pro forma effect to the Line of Business Transfer and the Spinoff and shall be subject to adjustments for Permitted Acquisitions occurring after the TTI Closing Date as described in the definition of "Consolidated EBITDA"); provided further that, for purposes of calculating Consolidated Total Indebtedness for purposes of the Leverage Ratio only, in the event that there are no Outstanding Obligations, the amount of Consolidated Total Indebtedness shall be reduced by an amount equal to the amount, if any, by which the amount set forth opposite the line-item "cash and cash equivalents" on the balance sheet of TTI as of the date of determination exceeds $10,000,000.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Line of Business Transfer" has the meaning set forth in the recitals hereto.

         "Loan" means any advance made by any Lender to Borrower as provided in
Section 2 (collectively, the "Loans").

         "Loan Documents" means this Agreement, the Guaranty, the Pledge Agreement, the ALT Subordination Agreement, the Assumption Agreement, any Letter of Credit Application, any Request for Extension of Credit, the ALT Global Note, any Note and any certificate, any fee letter, any commitment letter, and other instrument, document or agreement from time to time delivered in connection with this Agreement.

         "Material Adverse Effect" means any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or would reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or liabilities (contingent or otherwise) of Borrower and its Subsidiaries taken as a whole, or
(c) materially impairs or would reasonably be expected to materially impair the ability of any Borrower and its Subsidiaries taken as a whole to perform the Obligations. For purposes of this definition, the phrase "Borrower and its Subsidiaries" means (i) on and prior to the consummation of the Spinoff and the assumption by TTI of ALT's Obligations (other than ALT's Obligations under the ALT Subordination Agreement) pursuant to the Assumption Agreement, each of (a) ALT and its Subsidiaries, or (b) the assets and liabilities and operations of the Aerospace and Electronics segment of ALT intended to be transferred in connection with the Line of Business Transfer to TTI and its Subsidiaries, and
(ii) following the consummation of the Spinoff and the assumption by TTI of ALT's Obligations (other than ALT's Obligations under the ALT Subordination Agreement) pursuant to the Assumption Agreement, TTI and its Subsidiaries.

         "Material Division" means, as of any date of determination, any division of TTI or any of its Subsidiaries that has on such date (i) Total Assets constituting ten percent or more of Consolidated Total Assets or (ii) total revenues constituting ten percent or more of the consolidated total revenues of TTI and its Subsidiaries, determined in accordance with GAAP.

         "Material Subsidiary" means, as of any date of determination, any Subsidiary of TTI that has on such date (i) Total Assets constituting ten percent or more of Consolidated Total Assets or (ii) total revenues constituting ten percent or more of the consolidated total revenues of TTI and its Subsidiaries, determined in accordance with GAAP.

         "Maturity Date" means (i) if the ALT Closing Date does not occur on or before November 24, 1999, November 24, 1999, (ii) if the TTI Closing Date does not occur on or before the date that is one month following the ALT Closing Date, the date that is one month following the ALT Closing Date, (iii) otherwise, the date that is five years following the ALT Closing Date, in each case, as it may be earlier terminated or extended in accordance with the terms hereof.

         "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                                        MINIMUM           INCREMENTS IN
                     TYPE OF ACTION                      AMOUNT           EXCESS THEREOF
         -------------------------------------------------------------------------------
         Borrowing of, prepayment of, or               $   500,000          $   100,000
         Conversion into, Base Rate Loans

         Borrowing of, prepayment of,                  $ 5,000,000          $ 1,000,000
         Continuation of, or Conversion into,
         Eurodollar Rate Loans

         Borrowing of, or prepayment of,               $   100,000                 None
         Swing Line Loans

         Letter of Credit Action                       $    50,000                 None

         Reduction in Commitments                      $ 1,000,000          $   500,000

         Assignments                                   $10,000,000          $ 1,000,000

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "Notes" means, collectively each promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

         "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit D.

         "Obligations" means all advances to, and debts, liabilities, obligations (including, without limitation, obligations to provide cash collateral and indemnification obligations), covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

         "Ordinary Course Dispositions" means:

                  (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business;

                  (c) Dispositions of property in the ordinary course of business to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where TTI or its Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of TTI or such Subsidiary; and

                  (d) Dispositions of assets or property by any Subsidiary of TTI to TTI or another wholly-owned Solvent Subsidiary of TTI;

provided, however, that no such Disposition shall be for less than the fair market value of the property being disposed of.

         "Ordinary Course Indebtedness" means:

                  (a) Indebtedness under the Loan Documents;

                  (b) intercompany Guaranty Obligations of TTI or any of its Subsidiaries guarantying Indebtedness and other obligations otherwise permitted hereunder of TTI or any wholly-owned Subsidiary of TTI;

                  (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; and

                  (d) Ordinary Course Swap Obligations.

         "Ordinary Course Investments" means:

                  (a) Investments consisting of cash and cash equivalents;

                  (b) Investments consisting of advances to officers, directors and employees of TTI and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                  (c) Investments of TTI in any Guarantor and Investments of any Subsidiary of TTI in TTI or any Guarantor;

                  (d) Investments consisting of or evidencing the extension of credit to customers or suppliers of TTI and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

                  (e) Investments consisting of Guaranty Obligations permitted by Section 7.01.

         "Ordinary Course Liens" means:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                  (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person; and

                  (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, so long as adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and no material property is subject to a material risk of loss or forfeiture.

         "Ordinary Course Swap Obligations" means all obligations (contingent or otherwise) of TTI or any Subsidiary existing or arising under any Swap Contract, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 8.01(f)(ii)).

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

         "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender the sum of (i) the aggregate outstanding principal amount of all Loans (excluding, in the case of the Swing Line Lender, Swing Line Loans) made by such Lender, (ii) such Lender's ratable participation in all Letter of Credit Usage, and (iii) such Lender's ratable participation in all outstanding Swing Line Loans.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliates or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means any non-hostile Acquisition by TTI or any Guarantor if all of the following conditions are met:

                  (a) before and immediately after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) the representations and warranties of each Borrower Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Acquisition, as though made on and as of such date, other than any such representations or warranties that by their terms refer to a date other than the date of such Acquisition, in which case such representations and warranties shall be true and correct in all material respects as of such other date;

                  (b) such Acquisition has not been preceded by an unsolicited tender offer for such Person by TTI or any of its Affiliates;

                  (c) all transactions related thereto shall be consummated in all material respects in accordance with applicable Laws;

                  (d) in the case of any Acquisition of shares, partnership interests or other equity interests in any Person, such Acquisition is an Acquisition of at least 80% of the equity interests in such Person and, after giving effect to such Acquisition, such Person becomes an at least 80%-owned Subsidiary of TTI;

                  (e) all actions required to be taken, if any, with respect to any acquired or newly formed Material Subsidiary under Section 6.13 shall have been taken;

                  (f) such assets are used for, or such Person is engaged in, a line of business permitted under Section 7.08;

                  (g) after giving pro forma effect to such Acquisition, (A) TTI would have been in compliance with the covenants set forth in Section
         7.12 as of the last day of TTI's fiscal quarter most recently ended prior to the consummation of such Acquisition, and (B) based solely on TTI's then-current good faith and reasonable financial projections for the fiscal quarter ending after the consummation of such Acquisition and the succeeding three quarters and without any assurance that such projections will be achieved, TTI can reasonably be expected to remain in compliance with such covenants for the twelve-month period following the consummation of such Acquisition, and to have sufficient cash liquidity to conduct its business, to support working capital requirements and pay its debts and other liabilities as they become due and otherwise remain Solvent;

                  (h) neither TTI nor any of its Subsidiaries shall incur, assume or otherwise become liable for or subject to any Indebtedness in connection with such Acquisition except for Indebtedness permitted by
         Section 7.01; and

                  (i) the assets acquired in such Acquisition shall be acquired free and clear of all Liens other than Ordinary Course Liens and Liens permitted by Section 7.02(g) or Section 7.02(i).

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

         "Plan" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

         "Pledge Agreement" means, collectively, (i) the pledge agreement executed and delivered by TTI, substantially in the form of Exhibit H, and (ii) any supplements thereto substantially in the form of Annex A to Exhibit H executed and delivered pursuant to Section 6.13.

         "Private Letter Ruling" mean an IRS private letter ruling confirming the tax free treatment of the Spinoff under Section 355 of the Code, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "Profit Payment Agreement" means any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

         "Pro Rata Share" means, with respect to each Lender, the percentage of the combined Commitments set forth opposite the name of that Lender on Schedule 2.01, as such share may be adjusted pursuant to Section 10.23.

         "Qualified Public Offering" means an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, of shares of common stock of TTI which results in gross proceeds to TTI of not less than $115,000,000.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         "Request for Extension of Credit" means a written request substantially in the form of Exhibit A duly completed and signed by a Responsible Officer, or a telephonic request followed by such a written request, in each case delivered to Administrative Agent by Requisite Notice. In the case of a request for a new or amended Letter of Credit, the written Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

         "Required Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate more than 50% of the combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Lenders holding Loans and Letter of Credit Usage aggregating more than 50% of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

         "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.03 or as otherwise designated by such recipient by Requisite Notice to each other party hereto, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in Section 10.03. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

         "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the State of California):

                        TYPE OF ACTION                          TIME                      DATE OF ACTION
         -----------------------------------------------------------------------------------------------------------------
         Delivery of Request for Extension of Credit for,
         or notice for:
         o        Borrowing of, prepayment of, or              9:00 A.M.       Same date as such Borrowing, prepayment or
                  Conversion into, Base Rate Loans                             Conversion

         o        Borrowing of, prepayment of, Continuation   10:00 A.M.       3 Business Days prior to such Borrowing,
                  of, or Conversion into,                                      prepayment or Conversion
                  Eurodollar Rate Loans

         o        Borrowing of Swing Line Loans                1:00 P.M.       Same date as such Borrowing

         o        Prepayment of Swing Line Loans               1:00 P.M.       Same date as such prepayment


         o        Letter of Credit Action                     10:00 A.M.       2 Business Days prior to such action (or
                                                                               such lesser time which is acceptable to
                                                                               Issuing Lender)

         o        Voluntary reduction in or termination of    10:00 A.M.       2 Business Days prior to such reduction or
                  Commitments                                                  termination

         o        Payments by Lenders or Borrower to          11:00 A.M.       On date payment is due
                  Administrative Agent

         "Responsible Officer" means the president, chief financial officer, treasurer or assistant treasurer of any Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

         "Restricted Payment" means:

                  (a) the declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Borrower or any of its Subsidiaries or payable by a Subsidiary to Borrower or another wholly-owned Subsidiary of Borrower that is a Guarantor);

                  (b) the purchase, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

                  (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock, either directly or indirectly; and

                  (d) any Investment other than an Investment otherwise permitted under any Loan Document.

         "Separation and Distribution Agreement" means that certain Separation and Distribution Agreement, entered into in connection with the Spinoff, among ALT, TII Holdings, LLC, Teledyne Industries, Inc. and TTI.

         "Signing Date" means the date on which all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01, which date shall be no later than October 29, 1999.

         "Solvent" means, when used with respect to any Person, as of any date of determination, that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and
(e) such Person is not insolvent within the meaning of any applicable Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Spinoff" has the meaning set forth in the introductory paragraph hereto.

         "Spinoff Documents" means, collectively, (i) the Form 10, (ii) the Private Letter Ruling, (iii) the Separation and Distribution Agreement, (iv) the Tax Sharing and Indemnification Agreement, (v) the Interim Services Agreement, entered into in connection with the Spinoff, between ALT and TTI, (vi) the Employee Benefits Agreement, entered into in connection with the Spinoff, between ALT and TTI, (vii) the Trademark License Agreement, entered into in connection with the Spinoff, among TII Holdings, LLC and TTI, and (viii) and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

         "Stockholders' Equity" means, as of any date of determination for TTI and its Subsidiaries on a consolidated basis, stockholders' equity as of that date determined in accordance with GAAP.

         "Subsidiary" means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, any outstanding termination value(s), and
(b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Swing Line" means the revolving line of credit established by Swing Line Lender in favor of Borrower pursuant to Section 2.04.

         "Swing Line Commitment" means an amount equal to the lesser of (a) $10,000,000 and (b) the combined Commitments.

         "Swing Line Lender" means Bank of America, or any successor swing line lender hereunder.

         "Swing Line Loan" means a loan which bears interest at a rate per annum equal to interest payable on a Base Rate Loan (plus the Applicable Amount, if any) and made by Swing Line Lender to Borrower under the Swing Line.

         "Swing Line Outstandings" means, as of any date, the aggregate principal amount of all outstanding Swing Line Loans.

         "Synthetic Lease Obligations" means all monetary obligations of a Person under (a) a so-called synthetic or tax retention off-balance sheet lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

         "Tax Sharing and Indemnification Agreement" means that certain Tax Sharing and Indemnification Agreement, entered into in connection with the Spinoff, between ALT and TTI.

         "Threshold Amount" means $10,000,000.

         "Total Assets" means, as of any date of determination, for any Person, the value of all properties and all right, title and interest in such properties which would be classified as assets of such Person, determined in accordance with GAAP.

         "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

         "TTI" has the meaning set forth in the introductory paragraph hereto.

         "TTI Closing Date" means the date on which all the conditions precedent in Section 4.03 are satisfied or waived in accordance with Section 4.03, which date shall be no later than the date that is one month following the ALT Closing Date.

         "TTI Financial Statements" means, collectively, (i) the Audited TTI Financial Statements and (ii) the Unaudited TTI Financial Statements.

         "TTI Group" means, collectively, TTI and its Subsidiaries.

         "type", when used with respect to any Loan, means the designation of whether such Loan is a Base Rate Loan or a Eurodollar Rate Loan.

         "Unaudited TTI Financial Statements" means the unaudited pro forma consolidated statement of income of TTI for the fiscal year ended December 31, 1998, (ii) the unaudited pro forma consolidated balance sheets of TTI as at June 30, 1999 and September 30, 1999, respectively, (iii) the unaudited pro forma consolidated statement of income of TTI for the six months ended June 30, 1999, and (iv) the unaudited pro forma consolidated statement of income of TTI for the nine months ended September 30, 1999.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Utilization Fee" has the meaning set forth in Section 2.08(a).

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.02 USE OF CERTAIN TERMS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                  (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

                  (c) The words "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall refer to the appropriate Section, subsection or clause in this Agreement.

                  (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males.

         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.05 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

         1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to the Loan Documents, the Private Letter Ruling, the Form 10 and the other Spinoff Documents shall include all amendments, restatements, extensions, supplements or other modifications thereto in accordance with this Agreement, (b) references to agreements and other contractual instruments (other than those included in clause (a) above) shall include all amendments, restatements, extensions, supplements or other modifications thereto (unless prohibited by any Loan Document), and (c) references to any statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                                   SECTION 2.
                    THE COMMITMENTS AND EXTENSIONS OF CREDIT

         2.01 AMOUNT AND TERMS OF COMMITMENTS.

                  (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Loans until the Maturity Date as Borrower may from time to time request; provided, however, that the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. Subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Loans as set forth herein without premium or penalty.

                  (b) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts; provided that Loans made to ALT shall be evidenced by the ALT Global Note only. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

                  (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

                  (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrower in like funds received.

                  (c) Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

                  (d) Except as otherwise provided herein, a Eurodollar Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Eurodollar Rate Loan. No Loans may be requested as, Converted into or Continued as Eurodollar Rate Loans during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be Converted immediately into Base Rate Loans. Such Conversion shall be effective upon notice to Borrower and shall continue so long as such Default or Event of Default continues to exist.

                  (e) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

                  (f) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

         2.03 LETTERS OF CREDIT.

                  (a) THE LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions hereof, at any time and from time to time from the TTI Closing Date through the Letter of Credit Expiration Date, Issuing Lender shall take such Letter of Credit Actions under the Commitments as Borrower may request; provided, however, that (i) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, and (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Commitment at any time. Each Letter of Credit Action shall be in a form reasonably acceptable to Issuing Lender and shall not violate any policies of Issuing Lender. Subject to subsection (f) below and unless consented to by the Issuing Lender and the Required Lenders, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after the Letter of Credit Expiration Date, Borrower shall, not later than the Letter of

Credit Expiration Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

                  (b) REQUESTING LETTER OF CREDIT ACTIONS. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder or Issuing Lender determines that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender or does not otherwise conform to the requirements of this Agreement, Issuing Lender shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Lender in an amount equal to that Lender's Pro Rata Share.

                  (c) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit no later than the date of such payment; provided, however, that if the conditions precedent set forth in Section 4 can be satisfied, Borrower may request a Borrowing of Loans to reimburse Issuing Lender for such payment on or before the date thereof by complying with Section 2.02, or Borrower may allow a deemed Borrowing of Loans which are Base Rate Loans to take place on such payment date pursuant to subsection (e) below.

                  (d) FUNDING BY LENDERS WHEN ISSUING LENDER NOT REIMBURSED. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time on the Business Day specified by Administrative Agent, and Administrative Agent shall remit the funds so received to reimburse Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

                  (e) NATURE OF LENDERS' FUNDING. If the conditions precedent set forth in Section 4 can be satisfied (except for the giving of a Request for Extension of Credit) on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Loans which are Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in
Section 4 cannot be satisfied on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection
(d) above shall be deemed to be a funding by each Lender of its participation in such Letter of Credit, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate payable on demand, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. If Administrative Agent or Issuing Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of the payments made by Borrower to Administrative Agent for the account of Issuing Lender pursuant to this subsection in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of Administrative Agent, forthwith return to Administrative Agent or Issuing Lender the amount of its Pro Rata Share of any amounts so returned by Administrative Agent or Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to Administrative Agent or Issuing Lender, at a rate per annum equal to the daily Federal Funds Rate.

                  (f) SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that all Lenders have elected not to permit such extension or renewal, the Borrower Parties, Administrative Agent and Lenders shall be deemed to authorize (but may not require) Issuing Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by Issuing Lender, Borrower shall not be required to request such extension or renewal. Notwithstanding the foregoing, Issuing Lender may, in its sole and absolute discretion, upon not less than 60 days' advance written notice to Borrower, elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

                  (g) OBLIGATIONS ABSOLUTE. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

                           (i) any lack of validity or enforceability of the
Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (ii) any amendment or waiver of or any consent to
departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (iii) the existence of any claim, setoff, defense, or
other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                           (iv) any demand, statement, or any other document
presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                           (v) payment by Issuing Lender in good faith under the
Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                           (vi) the existence, character, quality, quantity,
condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                           (vii) the time, place, manner, order or contents of
shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                           (viii) the solvency or financial responsibility of
any party issuing any documents in connection with a Letter of Credit;

                           (ix) any failure or delay in notice of shipments or
arrival of any property;

                           (x) any error in the transmission of any message
relating to a Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

                           (xi) any error, neglect or default of any
correspondent of Issuing Lender in connection with a Letter of Credit;

                           (xii) any consequence arising from acts of God, wars,
insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

                           (xiii) so long as Issuing Lender in good faith
determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with a Letter of Credit; and

                           (xiv) where Issuing Lender has acted in good faith
under any other circumstances whatsoever.

         In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will promptly notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

                  (h) ROLE OF ISSUING LENDER. Each Lender and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; provided that the Issuing Lender shall be responsible for its gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction.

                  (i) APPLICABILITY OF ISP98. Unless otherwise expressly agreed by the Issuing Lender and Borrower when a Letter of Credit is issued, performance under Letters of Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce.

                  (j) LETTER OF CREDIT FEE. On each Applicable Payment Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the indicated Applicable Amount for Letters of Credit times the actual daily maximum amount available to be drawn under each Letter of Credit since the later of the TTI Closing Date and the previous Applicable Payment Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

                  (k) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO ISSUING LENDER. Borrower shall pay to Administrative Agent for the sole account of Issuing Lender a fronting fee in an amount equal to 1/8 of 1% per annum on the daily average face amount thereof, payable quarterly in arrears on each Applicable Payment Date. In addition, Borrower shall pay directly to Issuing Lender for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

         2.04 SWING LINE.

                  (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Lender agrees to make Swing Line Loans from the TTI Closing Date until the Maturity Date in such amounts as Borrower may from time to time request; provided, however, that (i) the aggregate principal amount of all Swing Line Loans shall not exceed the Swing Line Commitment, and (ii) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. No Swing Line Loan shall be made during the continuation of an Event of Default without the consent of the Required Lenders (or, if the waiver of any such Event of Default requires the consent of all Lenders under Section 10.01, all Lenders) and Swing Line Lender. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by Swing Line Lender, Borrowings under the Swing Line shall be made in the Minimum Amount therefor upon Requisite Notice made to Swing Line Lender not later than the Requisite Time therefor. Each such request for a Swing Line Loan shall constitute a representation and warranty by Borrower that the conditions set forth in Sections 4.04(a) and (b) are satisfied. Promptly after receipt of such request, Swing Line Lender shall obtain telephonic verification from Administrative Agent that there is availability for such Swing Line Loan under the Commitments. Unless notified to the contrary by Swing Line Lender, each repayment of a Swing Line Loan shall be made directly to Swing Line Lender in the Minimum Amount therefor by payment or debit at a demand deposit account at the Swing Line Lender. All payments received after the Requisite Time therefor shall be deemed received on the next succeeding Business Day. Swing Line Lender shall promptly notify Administrative Agent of the Swing Line Outstandings each time there is a change therein. Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Swing Line Lender a risk participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Loan.

                  (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the rate of interest payable on Base Rate Loans (plus the Applicable Amount, if any) payable on such dates, not more frequent than monthly, as may be specified by Swing Line Lender and, in any event, on the Maturity Date. Interest on Swing Line Loans shall be payable upon demand of Swing Line Lender, and Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of Swing Line Lender.

                  (c) Each Swing Line Loan shall be payable on the earliest of
(i) the fifth Business Day after it is made and (ii) the Maturity Date.

                  (d) Unless Borrower has made other arrangements satisfactory to Swing Line Lender in Swing Line Lender's sole discretion, if any Swing Line Loan remains outstanding in excess of five consecutive Business Days, then on the next Business Day, Borrower shall repay such Swing Line Loan by payment directly to Swing Line Lender or by debit at a demand deposit account at Swing Line Lender not later than the Requisite Time for payments hereunder. Borrower shall also pay accrued interest on any principal amount so repaid.

                  (e) If Borrower fails to timely make any principal or interest payment required pursuant to subsection (d) above, Swing Line Lender shall notify Administrative Agent of such fact and the unpaid amount. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for payments hereunder on the following Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of Borrower to repay Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein.

                  (f) If the conditions precedent set forth in Section 4 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to make, but fails to make, a repayment of Swing Line Loans, the funding by Lenders pursuant to subsection (e) above shall be deemed to be part of a Borrowing of Loans which are Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in Section 4 cannot be satisfied on the date Borrower is obligated to make, but fails to make, such payment, the funding by Lenders pursuant to subsection (e) above shall be deemed to be a funding by each Lender of its participation in such Swing Line Loans, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of Swing Line Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim.

         2.05 PREPAYMENTS.

                  (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay

Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

                  (b) If for any reason the Outstanding Obligations exceed the combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

         2.06 REDUCTION OR TERMINATION OF COMMITMENTS. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid fees payable under Section 2.08 with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.

         2.07 PRINCIPAL AND INTEREST.

                  (a) If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Loan on the Maturity Date.

                  (b) Subject to subsection (c) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount.

                  (c) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

         2.08 FEES.

                  (a) UTILIZATION FEE. After the consummation of a Qualified Public Offering, Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a utilization fee (the "Utilization Fee") equal to the Applicable Amount times the actual daily amount of the Outstanding Obligations (including Swing Line Loans) in respect of each day on which the actual daily amount of such Outstanding Obligations exceeds an amount equal to 50% of the combined Commitments. The utilization fee shall accrue at all times from and after the consummation of a Qualified Public Offering until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The utilization fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

                  (b) FACILITY FEE. Borrower shall pay to Administrative Agent for the account of each Lender a facility fee equal to the Applicable Amount times the actual daily amount of each Lender's Commitment, regardless of usage. The facility fee shall accrue at all times from the Signing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The facility fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

                  (c) AGENT FEES. Borrower shall pay to Administrative Agent an agency fee and such other fees, if any, in such amounts and at such times as set forth in a separate letter agreement or agreements among Borrower, Administrative Agent and Arranger. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. Any such fees paid to Administrative Agent are solely for its own account and are nonrefundable.

                  (d) STRUCTURING AND SYNDICATING FEE. On the Signing Date, Borrower shall pay to the Arranger a structuring and syndicating fee in the amount set forth in a separate letter agreement among Borrower, Administrative Agent and Arranger. Such arrangement fee is for the services of Arranger in structuring and syndicating the credit facilities under this Agreement and is fully earned on the date paid. The structuring and syndicating fee paid to Arranger is solely for its own account and is nonrefundable.

                  (e) LENDERS' UPFRONT FEE. On the earlier of ALT Closing Date and the Maturity Date, Borrower shall pay to Administrative Agent, for the respective accounts of Lenders pro rata according to their Pro Rata Share, an upfront fee in an amount set forth in a separate letter from the Arranger to each Lender and acknowledged by that Lender as the applicable upfront fee for such Lender. Such upfront fees are for the combined Commitments made by each Lender under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable.

         2.09 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10 MAKING PAYMENTS.

                  (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in Dollars. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

                  (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting or by wire transfer to the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 10.03.

                  (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

                  (d) Except as otherwise provided in Section 2.03(c) with respect to Borrower reimbursing drawings under Letters of Credit, unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or such Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

                           (i) if Borrower failed to make such payment, each
Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

                           (ii) if any Lender failed to make such payment,
Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate, and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.11 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 RELEASE OF ALT. Upon the effectiveness of the assumption by TTI pursuant to the Assumption Agreement of the Obligations of ALT, ALT shall be released in full from such Obligations (other than ALT's Obligations under the ALT Subordination Agreement) and shall have no further Obligations under the Loan Documents (except for its Obligations under the ALT Subordination Agreement), in each case, without further action on the part of Administrative Agent or any Lender. In connection with such release, Administrative Agent shall execute all such further documents and instruments as may be reasonably requested by ALT in order to more fully evidence or effect such release. All such deliveries shall be at the expense of ALT, with no liability to Administrative Agent or any Lender, and with no representation or warranty by or recourse to Administrative Agent or any Lender. Promptly upon the effectiveness of the assumption by TTI pursuant to the Assumption Agreement of the Obligations of ALT, Administrative Agent shall deliver the ALT Global Note to ALT, marked "cancelled".

                                   SECTION 3.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

                  (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative

Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

                  (c) If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrower shall also pay to such Lender or Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) the Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

                  (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. The obligations of Borrower under this subsection shall survive payment of all Obligations.

         3.02 ILLEGALITY. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable eurodollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Eurodollar Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Each Lender agrees to designate a different Lending

Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit involving any Eurodollar Rate Loan, Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the applicable eurodollar market for the applicable amount and Interest Period of the requested Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Eurodollar Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to any Lender of funding such Eurodollar Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Eurodollar Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Eurodollar Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

                  (a) If after the Signing Date any Lender determines that the adoption of or any change in any Laws or in the interpretation or application thereof or compliance by such Lender therewith:

                           (i) subjects such Lender to any Tax, duty, or other
charge with respect to any Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, or changes the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Eurodollar Rate Loans;

                           (ii) shall impose or modify any reserve, special
deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

                           (iii) shall impose on such Lender or on the
eurodollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Eurodollar Rate Loans, then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If after the Signing Date any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such

Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 BREAKFUNDING COSTS. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

                  (a) A certificate of Administrative Agent claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent may use any reasonable averaging and attribution methods. For purposes of this Section 3, a Lender shall be deemed to have funded each Eurodollar Rate Loan at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the eurodollar interbank market, whether or not such Eurodollar Rate Loan was in fact so funded.

                  (b) Upon any Lender making a claim for compensation under Sections 3.01 or 3.04, Borrower may remove and replace such Lender in accordance with Section 10.23.

         3.07 SURVIVAL. All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Obligations.

                                   SECTION 4.
                              CONDITIONS PRECEDENT

         4.01 CONDITIONS TO EFFECTIVENESS OF THE CREDIT AGREEMENT. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

                  (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters, or items specified in subsections (iv) or
(v) below, that the Borrower has given assurances reasonably satisfactory to Administrative Agent that they will be delivered promptly following the Signing
Date), Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of each applicable Borrower Party, each dated on or about the Signing Date and each in form and substance reasonably satisfactory to Administrative Agent and its legal counsel:

                           (i) executed counterparts of this Agreement and the
ALT Subordination Agreement, sufficient in number for distribution to Administrative Agent, Lenders, ALT and TTI;

                           (ii) the ALT Global Note executed by ALT in favor of
Administrative Agent for the account of each Lender, in a principal amount equal to the combined Commitments;

                           (iii) such certificates or resolutions or other
action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                           (iv) certified copies of each Borrower Party's
Organization Documents and a certificate of good standing for each Borrower Party in its jurisdiction of organization;

                           (v) a certificate signed by a Responsible Officer of
ALT certifying that (A) the conditions specified in Sections 4.01(c) and 4.01(d) have been satisfied, and (B) there has been no event or circumstance since December 31, 1998 which would reasonably be expected to have a Material Adverse Effect;

                           (vi) opinions of counsel to ALT and TTI substantially
in the form of Exhibit E-1 hereto; and

                           (vii) such other assurances, certificates, documents,
consents or opinions as Administrative Agent, Issuing Lender or the Required Lenders reasonably may require.

                  (b) Administrative Agent, Arranger, each Lender and/or their respective Affiliates shall have received all fees and expenses required to be paid on or before the Signing Date.

                  (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Signing Date.

                  (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

                  (e) Borrower shall have paid all reasonable Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Signing Date, plus such additional amounts of reasonable Attorney Costs as shall constitute its reasonable estimate of reasonable Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

                  (f) Administrative Agent and Lenders shall have received the Form 10 and all amendments thereto and the other Spinoff Documents (or, to the extent not then finalized, the then current drafts thereof), including (x) the form and substance of the private letter requests to the IRS regarding the tax free treatment of the Spinoff, (y) the Private Letter Ruling, and (z) all documents relating to the indemnification by TTI of ALT regarding the tax-free treatment of the Spinoff (which indemnification shall be subordinated to the prior payment in full of all Obligations pursuant to the ALT Subordination Agreement), which documents shall, in each case, be reasonably satisfactory in form and substance to Administrative Agent and the Lenders.

                  (g) The corporate, capital and ownership structure and management of TTI and its Subsidiaries shall not have changed in any material respect from that described in the Spinoff Documents (or, to the extent not then finalized, the then current drafts thereof) provided to Administrative Agent and Lenders pursuant to Section 4.01(f).

                  (h) There shall not have occurred a material adverse change since December 31, 1998 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or of TTI and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented on or prior to the Signing Date.

                  (i) Administrative Agent and Lenders shall have received and reviewed, with results reasonably satisfactory to Administrative Agent and Lenders, information confirming that (a) ALT, TTI and their respective Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing ALT, TTI and their respective Subsidiaries as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications and devices containing imbedded computer chips to recognize correctly and perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of ALT, TTI and their respective Subsidiaries to successfully address the Year 2000 problem, and (b) ALT's, TTI's and their respective Subsidiaries' material computer applications and those of their key vendors and customers will, on a timely basis, adequately address the Year 2000 problem in all material respects.

                  (j) All governmental and third party consents and approvals required to be obtained on or before the Signing Date (other than any such consents and approvals the failure of which to obtain on or before the Signing Date would not reasonably be expected to have a Material Adverse Effect), including but not limited to the consent of the lenders under the Existing ALT Credit Agreement, necessary or desirable in connection with the Line of Business Transfer, the Spinoff and the other transactions contemplated hereby and by the Spinoff Documents shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Line of Business Transfer, the Spinoff or such other transactions or that could seek to enjoin or threaten any of the foregoing, and no Law shall be applicable which in the reasonable judgment of Administrative Agent would reasonably be expected to have such effect.

                  (k) There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the Spinoff or the Extensions of Credit in the manner contemplated by the Spinoff Documents or the Loan Documents, and (b) any pending or, to Borrower's knowledge, threatened action, suit, investigation or proceeding, which would reasonably be expected to materially and adversely affect ALT, TTI or any of their respective Material Subsidiaries, any transaction contemplated hereby or by the Spinoff Documents or the ability of ALT, TTI or any of their respective Subsidiaries to perform their obligations under the Loan Documents or the ability of Lenders to exercise their rights thereunder.

                  (l) Borrower shall have delivered to Administrative Agent a certificate of a Responsible Officer of Borrower certifying that the insurance required to be maintained pursuant to Section 6.06 is in full force and effect, is adequate in nature and amount and complies in all material respects with Borrower's and each Subsidiary's obligations under Section 6.06.

         4.02 CONDITIONS OF INITIAL EXTENSION OF CREDIT TO ALT. The obligation of each Lender to make the initial Extension of Credit to ALT is subject to satisfaction of the following conditions precedent:

                  (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters, or items specified in subsections (ii) or
(iii) below, that the Borrower has given assurances reasonably satisfactory to Administrative Agent that they will be delivered promptly following the ALT Closing Date), Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of each applicable Borrower Party, each dated on or about the ALT Closing Date and each in form and substance reasonably satisfactory to Administrative Agent and its legal counsel:

                           (i) such certificates or resolutions or other action,
incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                           (ii) certified copies of each Borrower Party's
Organization Documents and a certificate of good standing for each Borrower Party in its jurisdiction of organization;

                           (iii) a certificate signed by a Responsible Officer
of ALT certifying that (A) the conditions specified in Sections 4.02(c) and 4.02(d) have been satisfied, and (B) there has been no event or circumstance since December 31, 1998 which would reasonably be expected to have a Material Adverse Effect;

                           (iv) opinions of counsel to ALT and TTI substantially
in the form of Exhibit E-2 hereto; and

                           (v) such other assurances, certificates, documents,
consents or opinions as Administrative Agent, Issuing Lender or the Required Lenders reasonably may require.

                  (b) Administrative Agent, Arranger, each Lender and/or their respective Affiliates shall have received all fees and expenses required to be paid on or before the ALT Closing Date.

                  (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the ALT Closing Date.

                  (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

                  (e) All conditions precedent, if any, to the Spinoff set forth in the Spinoff Documents (in each case, with no material modifications from such documents (or, to the extent applicable, the drafts thereof) reviewed by Lenders on or before the Signing Date) shall have been satisfied in accordance with the terms thereof.

                  (f) All governmental and third party consents and approvals (other than any such consents and approvals the failure of which to obtain on or before the ALT Closing Date would not reasonably be expected to have a Material Adverse Effect), including but not limited to (x) the consent of the lenders under the Existing ALT Credit Agreement and (y) the receipt of the Private Letter Ruling in form and substance satisfactory to all Lenders, and approvals necessary or desirable in connection with the Line of Business Transfer, the Spinoff and the other transactions contemplated hereby and by the Spinoff Documents shall have been obtained; all such rulings, consents and approvals shall be in full force and effect without modification; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Line of Business Transfer, the Spinoff or such other transactions or that would reasonably be expected to seek to enjoin or threaten any of the foregoing, and no Law shall be applicable which in the reasonable judgment of Administrative Agent would reasonably be expected to have such effect.

                  (g) There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the Line of Business Transfer or the Spinoff or the Extensions of Credit in the manner contemplated by the Spinoff Documents or the Loan Documents, and (b) any pending or, to Borrower's knowledge, threatened action, suit, investigation or proceeding, which would reasonably be expected to materially and adversely affect ALT, TTI or any of their respective Material Subsidiaries, any transaction contemplated hereby or by the Spinoff Documents or the ability of ALT, TTI or any of their respective Subsidiaries to perform their obligations under the Loan Documents or the ability of Lenders to exercise their rights thereunder.

                  (h) There shall not have occurred a material adverse change since December 31, 1998 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of ALT and its Subsidiaries taken as a whole or of TTI and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented on or prior to the ALT Closing Date.

         4.03 CONDITIONS TO ASSUMPTION OF OBLIGATIONS AND INITIAL EXTENSIONS OF CREDIT TO TTI. The assumption by TTI of the Obligations of ALT (other than ALT's Obligations under the ALT Subordination Agreement) and the obligation of each Lender to make the initial Extensions of Credit to TTI are subject to satisfaction of the following conditions precedent:

                  (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters, or items specified in subsections (iii) or
(iv) below, that Borrower has given assurances reasonably satisfactory to Administrative Agent that they will be delivered promptly following the Signing
Date), Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of each applicable Borrower Party, each dated on or about the Signing Date and each in form and substance reasonably satisfactory to Administrative Agent and its legal counsel:

                           (i) executed counterparts of the Assumption
Agreement, the Guaranty and the Pledge Agreement, sufficient in number for distribution to Administrative Agent, Lenders, ALT and TTI;

                           (ii) Notes executed by TTI in favor of each Lender
requesting a Note, each in a principal amount equal to that Lender's Commitment;

                           (iii) such certificates or resolutions or other
action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                           (iv) certified copies of each Borrower Party's
Organization Documents and a certificate of good standing for each Borrower Party in its jurisdiction of organization;

                           (v) a certificate signed by a Responsible Officer of
each of ALT and TTI certifying that (A) the conditions specified in Sections 4.03(c) and 4.03(d) have been satisfied, and (B) there has been no event or circumstance since December 31, 1998 which would reasonably be expected to have a Material Adverse Effect;

                           (vi) opinions of counsel to ALT and TTI substantially
in the form of Exhibit E-3 hereto; and

                           (vii) such other assurances, certificates, documents,
consents or opinions as Administrative Agent, Issuing Lender or the Required Lenders reasonably may require.

                  (b) Administrative Agent, Arranger, each Lender and/or their respective Affiliates shall have received all fees and expenses required to be paid on or before the TTI Closing Date.

                  (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the TTI Closing Date.

                  (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

                  (e) Both the Line of Business Transfer and the Spinoff shall have been (or shall concurrently be) consummated in accordance with the terms of the Spinoff Documents (in each case, with no material modifications from such documents (or, to the extent applicable, the drafts thereof) reviewed by Administrative Agent and Lenders prior to the ALT Closing Date) and in compliance in all material respects with applicable Law and regulatory approvals. None of the Spinoff Documents shall have been altered, amended or otherwise changed or supplemented in any material respect or any material condition therein waived without the prior written consent of Administrative Agent.

                  (f) There shall not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the Line of Business Transfer or the Spinoff or the Extensions of Credit in the manner contemplated by the Spinoff Documents or the Loan Documents, and (ii) any pending or, to Borrower's knowledge, threatened action, suit, investigation or proceeding, which would reasonably be expected to materially and adversely affect ALT, TTI or any of their respective Material Subsidiaries, any transaction contemplated hereby or by the Spinoff Documents or the ability of ALT, TTI or any of their respective

Subsidiaries to perform their obligations under the Loan Documents or the ability of Lenders to exercise their rights thereunder.

                  (g) After giving effect to the transactions contemplated by the Line of Business Transfer and the Spinoff, and the assumption by TTI of ALT's Obligations (other than ALT's Obligations under the ALT Subordination Agreement) pursuant to the Assumption Agreement, (i) each of TTI and each of its Subsidiaries, taken as a whole, Borrower and each Material Subsidiary shall be Solvent, and (ii) the Leverage Ratio on such date shall be not greater than 3.0:
1.0, and, with respect to the matters set forth in clauses (i) and (ii), TTI shall have delivered to Administrative Agent and all Lenders a certificate of its chief financial officer (together with supporting calculations), in form and substance satisfactory to Administrative Agent, to such effect.

                  (h) After giving effect to any outstanding Extensions of Credit, the combined Commitments shall exceed the Outstanding Obligations by not less than $100,000,000.

         4.04 CONDITIONS TO ALL EXTENSIONS OF CREDIT. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in
Section 2, the obligation of each Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

                  (a) the representations and warranties of Borrower contained in Section 5, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date.

                  (b) no Default or Event of Default exists or would result from such proposed Extension of Credit.

                  (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

                  (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other certificates, documents or consents related to the foregoing as Administrative Agent or Required Lenders reasonably may require.

         Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.04(a) and (b) have been satisfied and on and as of the date of such Extension of Credit.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders that:

         5.01 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each Borrower Party is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (other than under the Laws of any jurisdiction in which the failure to be so qualified as a foreign corporation or other entity would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect. As of the date hereof and as of the TTI Closing Date, Teledyne Brown Engineering, Inc. is the only Material Subsidiary of TTI.

         5.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document and Spinoff Document to which it is a party and Borrower has power and authority to Borrow and request the issuance of Letters of Credit hereunder and has taken all necessary action to authorize the Borrowings and other Extensions of Credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the Borrowings and other Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, or any of the other Loan Documents other than any consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, the failure of which to have been obtained on or before the date hereof would not reasonably be expected to have a Material Adverse Effect. The Loan Documents have been duly executed and delivered by each Borrower Party party thereto, and constitute a legal, valid and binding obligation of each such Borrower Party, enforceable against each such Borrower Party in accordance with their respective terms. On or before the ALT Closing Date, each Borrower Party will have taken all necessary action to authorize the execution, delivery and performance of the Spinoff Documents to which it is a party. On and after the ALT Closing Date, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority will be required in connection the execution, delivery, performance, validity or enforceability of any Spinoff Document, other than any consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, the failure of which to have been obtained on or before the ALT Closing Date would not reasonably be expected to have a Material Adverse Effect. Upon the due authorization, execution and delivery by each Borrower Party party thereto, the Spinoff Documents shall constitute a legal, valid and binding obligation of each such Borrower Party, enforceable against each such Borrower Party in accordance with their respective terms.

         5.03 NO LEGAL BAR. Other than exceptions to any of the following (other than the requirements of clause (a)(i) below) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation (including, without limitation, on and after the ALT Closing Date any Spinoff Document) of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject,

(b) constitute a default under any such Contractual Obligation, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries. Other than exceptions to any of the following (other than the requirements of clause (a)(i) below), that would not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect, on and after the ALT Closing Date, the execution, delivery and performance by each Borrower Party of the Spinoff Documents to which it is a party and compliance with the provisions thereof will have been duly authorized by all requisite action on the part of such Borrower Party and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organizational Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or
(iii) any Contractual Obligation (including, without limitation, any Spinoff Document) of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such Contractual Obligations, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries. Neither the consummation of the transactions contemplated by, nor the execution and delivery of, the Loan Documents and the Spinoff Documents will constitute or result in a tortious interference with any Contractual Obligation of any Borrower Party.

         5.04 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

                  (a) The Audited ALT Financial Statements and the Audited TTI Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of ALT and its Subsidiaries and TTI and its Subsidiaries, respectively, as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of ALT and its Subsidiaries and TTI and its Subsidiaries, respectively, as of the dates thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the periods covered thereby.

                  (b) The Unaudited TTI Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the pro forma financial condition of TTI and its Subsidiaries as of the dates thereof and their pro forma results of operations for the periods covered thereby; and (iii) show all pro forma material indebtedness and other liabilities, direct or contingent, of TTI and its Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the periods covered thereby.

                  (c) Since December 31, 1998, there has been no event or circumstance which is continuing which (or the continuing effects or results of which) would reasonably be expected to have a Material Adverse Effect.

         5.05 LITIGATION. No litigation or proceeding of or before an arbitrator or Governmental Authority is pending and no litigation, investigation or proceeding, to the knowledge of Borrower, is threatened by or against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which would reasonably be expected to have a Material Adverse Effect.

         5.06 NO DEFAULT. Neither any Borrower Party nor any of their respective Subsidiaries are in default under or with respect to any Contractual Obligation (including, without limitation, any Spinoff Document) which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement, any of the other Loan Documents or any Spinoff Document, or the making of the Extensions of Credit hereunder.

         5.07 OWNERSHIP OF PROPERTY; LIENS. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all material real property which they use in their respective businesses, and each Borrower Party and their respective Subsidiaries have good and marketable title to all their other material property, and none of such material property is subject to any Lien, except as permitted in Section 7.02.

         5.08 TAXES. Each Borrower Party and its Subsidiaries have filed all federal and other material tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP, and (b) immaterial taxes; provided, however, that in each case no material item or portion of property of any Borrower Party or any of its Material Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

         5.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

                  (a) No Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations T, U or X of such Board of Governors.

                  (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

         5.10 ERISA COMPLIANCE.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that would reasonably be expected to have a Material Adverse Effect; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.11 INTELLECTUAL PROPERTY. Each Borrower Party and its Subsidiaries own, or possess the right to use, all material trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict would reasonably be expected to have a Material Adverse Effect.

         5.12 COMPLIANCE WITH LAWS. Each Borrower Party and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it.

         5.13 ENVIRONMENTAL COMPLIANCE. Each Borrower Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.14 INSURANCE. The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

         5.15 YEAR 2000. Borrower has (a) initiated a review and assessment of all material areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by any Borrower Party or any of its Subsidiaries (or their respective key customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(c) to date, implemented that plan in all material respects in accordance with that timetable. Based on the foregoing, Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' key customers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

         5.16 DISCLOSURE. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or Spinoff Document or furnished to Administrative Agent or any Lender in connection with any Loan Document or Spinoff Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein under the circumstances when made not misleading.

         5.17 SOLVENCY. Each of Borrower and its Subsidiaries, taken as a whole, the Borrower and each Material Subsidiary is, and after giving effect to the Line of Business Transfer, the Spinoff, the assumption by TTI of ALT's Obligations (other than ALT's Obligations under the ALT Subordination Agreement) pursuant to the Assumption Agreement and the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents, the Line of Business Transfer and the Spinoff will be and will continue to be, Solvent.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

         So long as any Obligation remains unpaid, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants) cause each of its Subsidiaries to:

         6.01 FINANCIAL STATEMENTS. Deliver to Administrative Agent in form and detail reasonably satisfactory to Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

                  (a) as soon as available, but in any event within 100 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions (including possible errors generated by financial reporting and related systems due to the Year 2000 Problem) not reasonably acceptable to the Required Lenders; and

                  (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower commencing with the fiscal quarter ended September 30, 1999, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to Administrative Agent in form and detail reasonably satisfactory to Administrative Agent and the Required Lenders, with sufficient copies for each
Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

                  (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

                  (c) promptly after the occurrence thereof, notice of any Default or Event of Default;

                  (d) promptly after Borrower becomes aware thereof and has made a determination with respect thereto (the making of which determination shall not be unreasonably delayed), notice of any litigation, investigation or proceeding affecting any Borrower Party in which there is a reasonable possibility of an adverse determination and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (e) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or a decision to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

                  (f) promptly of any discovery or determination that any computer application (including those of its key suppliers and vendors) that is material to any Borrower Parties' or any of their Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure would not reasonably be expected to have a Material Adverse Effect;

                  (g) promptly after receipt thereof, copies of any notice relating to revocation of the Private Letter Ruling and any claim for indemnification, individually or in the aggregate, in excess of the Threshold Amount under any Spinoff Document;

                  (h) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of a Responsible Officer of Borrower certifying that the insurance required to be maintained pursuant to
Section 6.06 is in full force and effect, is adequate in nature and amount and complies in all material respects with Borrower's and each Subsidiary's obligations under Section 6.06; and

                  (i) promptly (following the elapse of a reasonable time to obtain such requested data and information), such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower in reasonable detail setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

         6.03 PAYMENT OF TAXES. Pay and discharge in all material respects when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

         6.04 PRESERVATION OF EXISTENCE. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except as permitted under Section 7.03 or, with respect to such licenses, permits, rights, franchises and privileges, where failure to do so would not reasonably be expected to have a Material Adverse Effect.

         6.05 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF INSURANCE. Maintain liability and casualty insurance with responsible insurance companies in such amounts and against such risks as is customary for similarly situated businesses.

         6.07 COMPLIANCE WITH LAWS.

                  (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

                  (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

         6.08 INSPECTION RIGHTS. At any time during regular business hours and as often as reasonably requested upon reasonable notice, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine and make copies and abstracts from the Borrower Parties' financial records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with a Responsible Officer, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information as Administrative Agent or any Lender may reasonably request.

         6.09 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep in all material respects adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

         6.10 COMPLIANCE WITH ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.11 COMPLIANCE WITH AGREEMENTS. Promptly and comply in all material respects with the Private Letter Ruling and all Spinoff Documents and all other Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default, (b) then being contested by any of them in good faith by appropriate proceedings, or
(c) if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

         6.12 USE OF PROCEEDS. Use the proceeds of Extensions of Credit: (i) for the repayment of a portion of ALT's indebtedness related to the assets to be transferred by ALT to TTI in accordance with the Spinoff Documents in conjunction with the Spinoff, (ii) for working capital, capital expenditures, and other lawful general corporate purposes of TTI following consummation of the Spinoff, and (iii) to finance acquisitions by TTI following consummation of the Spinoff to the extent expressly permitted under the Loan Documents.

         6.13 ADDITIONAL BORROWER PARTIES. Substantially concurrently with the formation or acquisition of any Material Subsidiary of TTI (and upon any Subsidiary of TTI becoming a Material Subsidiary), (i) cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) to guarantee the payment and performance of the Obligations hereunder and under the other Loan Documents by executing and delivering to Administrative Agent a supplement to the Guaranty in substantially the form of Annex A to Exhibit G, (ii) at all times prior to the Collateral Release Date, (A) cause the direct parent or parents (excluding any Person other than TTI or any of its Subsidiaries) of such Subsidiary to execute and deliver to Administrative Agent a supplement to the Pledge Agreement, in substantially the form of Annex A to Exhibit H (whereby each such parent shall grant a Lien on those of its assets described in the Pledge Agreement), (B) promptly pledge to Administrative Agent or cause to be pledged to Administrative Agent all of the outstanding capital stock of such Subsidiary (or, if such Subsidiary is a Foreign Subsidiary, 65% of such capital stock) owned by TTI or any of its Subsidiaries to secure the Obligations under the Loan Documents, and
(C) promptly take, and cause such Subsidiary and each other Borrower Party to take all action necessary or (in the opinion of Administrative Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the Pledge Agreement, as amended pursuant to this Section 6.13, and
(iii) promptly deliver to Administrative Agent such opinions of counsel, if any, as Administrative Agent or the Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and, prior to the Collateral Release Date, perfection of security interests).

                                   SECTION 7.
                               NEGATIVE COVENANTS

         So long as any Obligations remain unpaid, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

         7.01 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Ordinary Course Indebtedness of TTI and its Subsidiaries;

                  (b) Indebtedness of TTI and its Subsidiaries outstanding on the date hereof and listed on Schedule 7.01(b) and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder;

                  (c) Indebtedness of TTI and the Guarantors secured by Liens permitted by Section 7.02(f) in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

                  (d) additional unsecured (except to the extent of any Liens permitted pursuant to Section 7.02(i)) Indebtedness of TTI and the Guarantors; provided such additional Indebtedness, when added to the then outstanding Indebtedness of TTI and its Subsidiaries, would not cause TTI to be in violation of Section 7.12; and provided further that (i) the additional Indebtedness permitted pursuant to this clause (d) which is Indebtedness of the Guarantors shall not exceed, in the aggregate at any one time outstanding, $25,000,000, and
(ii) Indebtedness permitted under this clause (d) may not (other than additional unsecured (except to the extent of any Liens permitted pursuant to Section 7.02(i)) Indebtedness assumed in connection with a Permitted Acquisition in an aggregate amount not to exceed at any one time outstanding $20,000,000) contain covenants more restrictive than those contained herein;

                  (e) Acquired Indebtedness of TTI and its Subsidiaries in an aggregate principal amount not to exceed $35,000,000 at any time outstanding; and

                  (f) on and prior to the TTI Closing Date, Indebtedness of ALT and its Subsidiaries (other than any member of the TTI Group) to the extent permitted under Section 5.1 of the Existing ALT Credit Agreement, as in effect on the date hereof.

         7.02 LIENS. Incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens of TTI and its Subsidiaries existing on the date hereof and listed on Schedule 7.02(a) and any renewals or extensions thereof, provided that the obligations secured or benefited thereby or the property covered thereby are not increased, except as permitted by Section 7.01(b);

                  (b) Ordinary Course Liens of TTI and its Subsidiaries;

                  (c) Security interests granted by TTI or any of its Subsidiaries in favor of lessors of personal property, which property is the subject of a true lease between such lessor and TTI or any of its Subsidiaries as lessee;

                  (d) Liens granted by TTI or any of its Subsidiaries in favor of any Governmental Authority created pursuant to cost-type contracts, progress-billing contracts or advance-pay contracts with such Governmental Authority to which TTI or any of its Subsidiaries is a party in the materials and products of TTI and its Subsidiaries subject to such contracts or, in the case of advance-pay contracts only, any advance payments made thereunder to TTI and its Subsidiaries by such Governmental Authority;

                  (e) Liens of TTI and its Subsidiaries arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by TTI or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by TTI or any of its Subsidiaries to provide collateral to the depository institution;

                  (f) Liens granted by TTI and the Guarantors securing Indebtedness of TTI or any Guarantor incurred after the TTI Closing Date pursuant to Section 7.01(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (g) any Lien on any property or asset owned by TTI or any of its Subsidiaries that was existing on such property or asset prior to the acquisition thereof by TTI or such Subsidiary or that was owned by any Person that becomes a Subsidiary of TTI after the date hereof prior to the time such Person became a Subsidiary of TTI, in each case, if (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of TTI, as the case may be, (ii) such Lien is not enforceable against, or spread to cover, any other property or assets of TTI or any of its Subsidiaries, and (iii) such Lien secures only (A) those obligations (including Acquired Indebtedness other than Acquisition Consideration) that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of TTI, as the case may be and (B) Acquired Indebtedness permitted hereunder;

                  (h) on and prior to the TTI Closing Date, Liens granted by ALT and its Subsidiaries (other than any member of the TTI Group) on property and assets of ALT and its Subsidiaries (other than any capital stock of or assets of any member of the TTI Group) to the extent permitted under Section 5.2 of the Existing ALT Credit Agreement, as in effect on the date hereof; and

                  (i) other Liens which secure Indebtedness of TTI and its Subsidiaries; provided that the aggregate principal amount of Indebtedness secured thereby shall not at any time exceed $10,000,000.

         7.03 FUNDAMENTAL CHANGES. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except, that so long as no Default or Event of Default exists or would result therefrom:

                  (a) any Solvent Subsidiary of TTI may merge with (i) TTI provided that TTI shall be the continuing or surviving corporation, (ii) with any one or more other Solvent Subsidiaries of TTI (provided that if either party to such merger is a Guarantor, the surviving entity shall be a Guarantor), and
(iii) with any joint ventures, partnerships and other Persons, so long as such joint ventures, partnerships and other Persons will, as a result of making such merger and all other contemporaneous related transactions, become a wholly owned Subsidiary of TTI; provided that when any wholly-owned Material Subsidiary of TTI is merging into another Subsidiary of TTI, the wholly-owned Material Subsidiary of TTI shall be the continuing or surviving Person;

                  (b) any Subsidiary of TTI may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to TTI or any of its Solvent Subsidiaries that is a Guarantor; provided that when any wholly-owned Subsidiary of TTI is selling all or substantially all of its assets to another Subsidiary of TTI, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary of TTI;

                  (c) on and prior to the TTI Closing Date, ALT and its Subsidiaries (other than any member of the TTI Group) may merge or consolidate with other Persons to the extent permitted under Section 5.6 of the Existing ALT Credit Agreement, as in effect on the date hereof;

                  (d) TTI and its Subsidiaries may make Dispositions permitted under Sections 7.04(a), (c) and (d); and

                  (e) ALT and its Subsidiaries may undertake transactions permitted under, and in accordance with, the Separation and Distribution Agreement.

         7.04 DISPOSITIONS. Make any Dispositions, except:

                  (a) Ordinary Course Dispositions by TTI and its Subsidiaries;

                  (b) Dispositions by TTI and its Subsidiaries permitted by
Section 7.03;

                  (c) Dispositions by TTI and its Subsidiaries after the TTI Closing Date, so long as the total book value of any assets or property so Disposed of in any fiscal year of TTI does not exceed in the aggregate ten percent of Consolidated Total Assets determined as of the last day of the immediately preceding fiscal year; provided that, in determining compliance with this Section 7.04(c), a Disposition shall be excluded to the extent the net proceeds of such Disposition are used within a period of 180 days following such Disposition to acquire assets or property useful in the ordinary course of TTI's or its Subsidiaries' businesses; and

                  (d) on and prior to the TTI Closing Date, Dispositions by ALT and its Subsidiaries (other than any member of the TTI Group) to the extent permitted under Section 5.5 of the Existing ALT Credit Agreement, as in effect on the date hereof.

         7.05 INVESTMENTS. Make or hold any Investments, except:

                  (a) Investments by TTI and its Subsidiaries existing on the date hereof and listed on Schedule 7.05(a);

                  (b) Ordinary Course Investments by TTI and its Subsidiaries;

                  (c) Investments by TTI and its Subsidiaries permitted by
Section 7.03;

                  (d) Permitted Acquisitions;



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


                  (e) Investments by TTI and the Guarantors in joint ventures not to exceed at any time an amount equal to 20% of Consolidated Total Assets as of the last day of the immediately preceding fiscal quarter of TTI for which TTI shall have delivered financial statements pursuant to Section 6.01(a) or (b), as the case may be; and

                  (f) on and prior to the TTI Closing Date, Investments by ALT and its Subsidiaries (other than any member of the TTI Group) not prohibited under the Existing ALT Credit Agreement, as in effect on the date hereof.

         7.06 RESTRICTED PAYMENTS. Make any Restricted Payments, except (i) the distribution by ALT of all of the capital stock of TTI to the stockholders of ALT in accordance with the Spinoff Documents, (ii) on and prior to the TTI Closing Date, ALT and its Subsidiaries (other than any member of the TTI Group) may make Restricted Payments to the extent permitted under the Existing ALT Credit Agreement, as in effect on the date hereof, and (iii) from and after the TTI Closing Date, TTI and its Subsidiaries may make dividends and other distributions payable solely in cash in an aggregate amount not to exceed an amount equal to 25% of cumulative Consolidated Net Income since the TTI Closing Date.

         7.07 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed in clauses (a) through (c) above, would reasonably be expected to have a Material Adverse Effect.

         7.08 LIMITATION ON NATURE OF BUSINESS. Enter into any business, either directly or through a Subsidiary, except for (i) any business in which Borrower or the applicable Subsidiary is engaged on the date hereof, (ii) any business that is reasonably related thereto, (iii) any business that is in substantially the same industry as any business conducted by Borrower or such Subsidiary on the date hereof, or (iv) any other business on a non-material basis to the extent acquired by Borrower in a Permitted Acquisition so long as the other business or businesses acquired by Borrower in such Permitted Acquisition otherwise satisfy the requirements of clauses (i), (ii) or (iii) of this Section 7.08.

         7.09 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

         7.10 HOSTILE ACQUISITIONS. Use the proceeds of any Extension of Credit in connection with the acquisition of any voting interest in any Person if such acquisition is opposed by the board of directors or management of such Person.

         7.11 LIMITATIONS ON UPSTREAMING, ETC. Suffer to exist or become effective any consensual restriction or limitation on the ability of Borrower or any of its Subsidiaries (or, in the case of clause (a) only, any Subsidiary of Borrower) to: (a) make Restricted Payments, (b) pay or

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subordinate any Indebtedness owed to Borrower or any other Subsidiary, (c) make
Investments in Borrower or any other Subsidiary or (d) transfer any of its assets to Borrower or any other Subsidiary, except for the restrictions contained in the Loan Documents.

         7.12 FINANCIAL COVENANTS.

                  (a) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the sum of (a) an amount equal to 75% of Consolidated Net Worth as of the TTI Closing Date, (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter of TTI ending after the TTI Closing Date (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 75% of the net proceeds after the TTI Closing Date of the issuance and sale of capital stock of TTI (including upon any conversion of debt securities of TTI into such capital stock).

                  (b) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of TTI to be less than 3.0: 1.0.

                  (c) LEVERAGE RATIO. Permit the Leverage Ratio at any time to be greater than 3.0: 1.0.

         7.13 LIMITATION ON AMENDMENTS TO SPINOFF DOCUMENTS. Amend, supplement, replace or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce the terms and conditions of any Spinoff Document, except for exceptions to the foregoing that would not, individually or in the aggregate, reasonably be expected to be adverse to Administrative Agent or any Lender.

         7.14 ALT SUBORDINATION AGREEMENT. Make any payment in violation of the subordination provisions of the ALT Subordination Agreement or otherwise fail to perform or observe any of the terms or conditions of the ALT Subordination Agreement applicable to it.

                                   SECTION 8.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

                  (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

                  (b) Borrower fails to pay any interest on any Outstanding Obligation, or any fees payable under Section 2.08 due hereunder, or any other fees or amount payable to Administrative Agent or any Lender under any Loan Document, in each case, within three Business Days after the date when due; or

                  (c) Any default occurs in the observance or performance of any agreement contained in Sections 6.01, 6.02, 6.08 or 7; or

                  (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

                  (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

                  (f) (i) any Borrower Party (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of the Threshold Amount to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event under any Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an Affected Party (as defined therein), if, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (g) Any Loan Document, at any time after its execution and delivery ceases (other than, in the case of the Pledge Agreement, pursuant to the terms thereof on or after the Collateral Release Date) to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (h) The Pledge Agreement, at any time after its execution and delivery ceases (other than pursuant to the terms thereof on or after the Collateral Release Date) to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

                  (i) A final judgment against any Borrower Party is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

                  (j) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (k) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time would reasonably be expected to have a Material Adverse Effect; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (l) TTI fails, on or before the date that is 12 months after the ALT Closing Date, to consummate a Qualified Public Offering; or

                  (m) The Private Letter Ruling is withdrawn or otherwise ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or, prior to its satisfaction of its liabilities and obligations thereunder, any Borrower Party denies that it has any or further liability or obligation under the Private Letter Ruling, or fails to satisfy any condition contained therein, or purports to revoke, terminate or rescind the Private Letter Ruling; or

                  (n) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Borrower, or individuals whose nomination for election to the board of directors of Borrower was recommended by at least 66-2/3% of the then directors of Borrower, shall cease for any reason to constitute a majority of the board of directors of Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of Borrower (or other securities convertible into such securities) representing 25% or more of the combined voting power of all Voting Stock of Borrower; or

                  (o) There shall be any suspension or debarment of any contracting rights of Borrower, any of its Material Subsidiaries or any Material Division in effect for more than 30 days from its commencement (or Borrower shall learn that any such suspension or debarment shall be imposed for a period in excess of 30 days); or

                  (p) An indemnification claim in excess of the Threshold Amount shall be made against any member of the TTI Group by ALT, any of its Affiliates or any of their respective stockholders pursuant to, or in connection with, any of the Spinoff Documents including, without limitation, pursuant to Section 6.1 of the Tax Sharing and Indemnification Agreement and Section 5.02 of the Separation and Distribution Agreement.

         8.02 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(j):

                           (i) the Required Lenders may request Administrative
Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                           (ii) Issuing Lender may, with the approval of
Administrative Agent on behalf of the Required Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

                  (b) Upon the occurrence of any Event of Default described in
Section 8.01(j):

                           (i) the Commitments and all other obligations of
Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

                           (ii) the unpaid principal of all Loans, all interest
accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                           (iii) an amount equal to the aggregate amount of all
outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

                  (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of the Required Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity or otherwise.

                  (d) Except as permitted by Section 10.06, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of the Required Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by the Required Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity or otherwise.

                                   SECTION 9.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

                  (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.

Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Required Lenders to act for Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

         9.02 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document or Spinoff Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement, any other Loan Document or any Spinoff Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any Spinoff Document, or for any failure of Borrower or any other party to any Loan Document or Spinoff Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or

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conditions of, this Agreement, any other Loan Document or any Spinoff Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

                  (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as the case may be, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Sections 4.01, 4.02 and 4.03, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         9.05 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent and Borrower that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any of its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of Administrative Agent-Related Persons.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct as determined by a final nonappealable judgment by a court of competent jurisdiction; provided, however, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as the case may be, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder or Swing Line Lender and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans and Letters of Credit, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders and Borrower. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall, so long as no Default or Event of Default shall have occurred and be continuing, be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.04 and
10.12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

                                  SECTION 10.
                                 MISCELLANEOUS

         10.01 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Borrower and the Required Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Borrower, Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                  (a) to reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any utilization fee or facility fee;

                  (b) to postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any fee payable to Lenders under Section 2.08, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender;

                  (c) to amend the provisions of the definition of "Required Lenders", Sections 4, 9, this Section 10.01 or Section 10.07;

                  (d) to amend any provision of this Agreement that expressly requires the consent or approval of all Lenders;

                  (e) to release all or substantially all of the Guarantors from their guarantee obligations under the Guaranty; or

                  (f) to release all or substantially all of the Collateral (other than pursuant to Section 10.02);

provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by Issuing Lender in addition to Borrower and Required Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender under any Loan Document relating to Letters of Credit, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Borrower and Required Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent under any Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to Borrower and Required Lenders or all Lenders, as the case may be, affect the rights or duties of Swing Line Lender under any Loan Document, (iv) no amendment, waiver or consent shall, unless in writing and signed by TTI in addition to ALT and Administrative Agent affect the rights or duties of TTI under the ALT Subordination Agreement, and (v) any fee letter may be amended adversely to TTI, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent. Administrative Agent shall provide TTI with a copy of each amendment, waiver or consent of or to the ALT Subordination Agreement.

         10.02 RELEASE OF COLLATERAL. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, on the Collateral Release Date, the Pledge Agreement shall be terminated, and all Collateral pledged thereunder shall be released, without further action on the part of Administrative Agent or any Lender. Any release of Collateral pledged under the Pledge Agreement in accordance with the provisions of this Section
10.02 shall be deemed to be a release of such pledged Collateral approved by all Lenders for purposes of the Loan Documents. In connection with any such release, Administrative Agent shall execute all such further documents and instruments as may be reasonably requested by Borrower in order to more fully evidence or effect such release. All such deliveries shall be at the expense of Borrower, with no liability to Administrative Agent or any Lender, and with no representation or warranty by or recourse to Administrative Agent or any Lender. Notwithstanding anything to the contrary herein or in any other Loan Document, the Guaranty shall not be terminated on the Collateral Release Date.

         10.03 TRANSMISSION AND EFFECTIVENESS OF NOTICES AND SIGNATURES.

                  (a) MODES OF DELIVERY. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be transmitted by Requisite Notice to the number and address set forth on
Schedule 10.03, may be delivered by the following modes of delivery, and shall be effective as follows:

                     MODE OF DELIVERY             EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
                  ------------------------------------------------------------------------------------
                  Courier                         Scheduled delivery date

                  Facsimile                       When transmission in legible form complete

                  Mail                            Fourth Business Day after deposit in U.S. mail first
                                                  class postage pre-paid

                  Personal delivery               When received

                  Telephone                       When conversation completed

provided, however, that communications delivered to Administrative Agent pursuant to Section 2 shall not be effective until actually received by Administrative Agent.

                  (b) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party and believed by it to be genuine and correct and to have been signed, made or given by the proper Person. Borrower shall indemnify Administrative Agent and Lenders pursuant to Section 10.14 from any loss, cost, expense or liability as a result of relying on any communications permitted herein. The obligations of Borrower in this subsection shall survive payment of all Obligations.

                  (c) EFFECTIVENESS OF FACSIMILE SIGNATURES. Signatures on communications may be transmitted by facsimile; provided that the Administrative Agent may, in its sole and absolute discretion in each instance, require the delivery of originally executed signature pages. The effectiveness of any such facsimile signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such facsimile signature be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request any such manually-signed hardcopy confirmation shall not affect the effectiveness of any facsimile signatures.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including reasonable Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including all Attorney Costs. The foregoing costs and expenses shall include all (and, in the case of clause (a) of the immediately preceding sentence only, all reasonable) search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and (and, in the case of clause (a) of the immediately preceding sentence only, all reasonable) other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

         10.05 BINDING EFFECT; ASSIGNMENT.

                  (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                  (b) From time to time following the Signing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Borrower at all times other than during the existence of a Default or Event of Default and Administrative Agent, Issuing Lender and Swing Line Lender (which approval of Borrower, Administrative Agent, Issuing Lender and Swing Line Lender shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by Administrative Agent of such Notice Assignment and Acceptance and consent thereto by Administrative Agent, Issuing Lender and Swing Line Lender and payment of the requisite fee described below, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender; provided that Loans made to ALT shall be evidenced by the ALT Global Note only. Administrative Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

                  (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee (including Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule 10.03 giving effect thereto.

                  (d) Each Lender may from time to time grant participations to one or more other Person (including another Lender) all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 10.06 and 10.07, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, (C) reduces the amount of any installment of principal owing to such participant, or
(D) releases of all or substantially all of the Guarantors or releases of all or substantially all of the Collateral (other than pursuant to Section 10.02).

         10.06 SET-OFF. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "Proceeding Party") provided by law or in equity or otherwise, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien or counterclaim, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower but excluding any trust or custodial accounts in respect of Plans of any Borrower Party) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.07 SHARING OF PAYMENTS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's Pro Rata Share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim or otherwise with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

         10.08 NO WAIVER; CUMULATIVE REMEDIES.

                  (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                  (c) The terms and conditions of Section 9 are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Extension of Credit.

         10.09 USURY. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.11 INTEGRATION. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.12 NATURE OF LENDERS' OBLIGATIONS. The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several, and in the case of the initial Extension of Credit only is conditioned upon the performance by all other Lenders of their obligations to make initial Extensions of Credit. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

         10.14 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, advisors and employees (collectively the "Indemnitees") from and against, and to pay upon demand: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action, losses, costs, expenses or liabilities arising out of or relating to, the Spinoff Documents, the Spinoff, the Line of Business Transfer, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of any Borrower Party, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including reasonable Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct as determined by a final nonappealable judgment by a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with Extensions of Credit or the Loan Documents. The obligations of Borrower under this Section shall survive payment of all Obligations.

         10.15 NONLIABILITY OF LENDERS. Borrower acknowledges and agrees that:

                  (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

                  (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrower and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

                  (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim. The obligations of Borrower under this subsection shall survive payment of all Obligations.

         10.16 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.05 and 10.14, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.17 SEVERABILITY. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.18 CONFIDENTIALITY. Administrative Agent and each Lender shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of the Borrower Parties and their Subsidiaries in writing in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their Affiliates or any of their or their Affiliates' directors, officers, employees, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and (e) pursuant to, and as required to comply with, any subpoena or any similar legal process; provided that, in the case of clause (e) only, to the extent permitted under applicable Law, Administrative Agent or such Lender, as the case may be, shall notify Borrower of any such requirement applicable to it so that Borrower may seek a protective order or other appropriate remedy to prevent the disclosure thereof. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower Parties, provided that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or (z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

         10.19 FURTHER ASSURANCES. Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         10.20 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         10.21 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         10.22 FOREIGN LENDERS AND PARTICIPANTS. Each Lender, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or after accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI



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


or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the IRS or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax Laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

         10.23 REMOVAL AND/OR REPLACEMENT OF LENDERS.

                  (a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove and/or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Commitment and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to Borrower, Administrative Agent, Swing Line Lender and Issuing Bank. Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit or any Swing Line Loans then outstanding and
(z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver a Notice of Assignment and Acceptance covering that Lender's Commitment. Administrative Agent shall distribute an amended Schedule 2.01, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

                  (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under



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


Section 3.05. Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

         10.24 GOVERNING LAW.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE GOVERNING STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF THE GOVERNING STATE OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF THE GOVERNING STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE GOVERNING STATE.

         10.25 WAIVER OF RIGHT TO TRIAL BY JURY; OTHER WAIVERS. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN SECTION 10.24(b) ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         10.26 ENTIRE AGREEMENT. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY LETTER AGREEMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.


                                                 ALLEGHENY TELEDYNE INCORPORATED

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                              TELEDYNE TECHNOLOGIES INCORPORATED

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________

                                                 BANK OF AMERICA, N.A.,
                                                 as Administrative Agent

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                                 BANK OF AMERICA, N.A.,
                                                 as Issuing Lender, Lender and
                                                 Swing Line Lender

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                                 MELLON BANK, N.A.,
                                                 as Syndication Agent and Lender

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                                 THE CHASE MANHATTAN BANK,
                                                 as Syndication Agent and Lender


                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                                 THE BANK OF NEW YORK,
                                                 as Co-Agent and Lender


                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                                 BANK ONE, NA,
                                                 as Co-Agent and Lender

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                             NATIONAL CITY BANK OF PENNSYLVANIA,
                                             as Co-Agent and Lender

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                       BANK OF TOKYO - MITSUBISHI TRUST COMPANY, as Lender

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                                 THE FUJI BANK, LIMITED,
                                                 as Lender

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                                 WACHOVIA BANK, N.A.,
                                                 as Lender

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________